Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering shares of the Corporation’s common stock for issuance under the Bank of America 401(k) Plan and the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys might do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN	Chief Executive Officer, Chairman and	June 20, 2016
Brian T. Moynihan	Director (Principal Executive Officer)

/s/ PAUL M. DONOFRIO	Chief Financial Officer	June 27, 2016
Paul M. Donofrio	(Principal Financial Officer)

/s/ RUDOLF A. BLESS	Chief Accounting Officer	June 23, 2016
Rudolf A. Bless	(Principal Accounting Officer)

/s/ SHARON L. ALLEN	Director	June 23, 2016
Sharon L. Allen

/s/ SUSAN S. BIES	Director	June 20, 2016
Susan S. Bies

/s/ JACK O. BOVENDER, JR.	Director	June 29, 2016
Jack O. Bovender, Jr.

Signature	Title	Date

/s/ FRANK P. BRAMBLE, SR.	Director	June 23, 2016
Frank P. Bramble, Sr.

/s/ PIERRE J.P. DE WECK	Director	June 22, 2016
Pierre J.P. de Weck

/s/ ARNOLD W. DONALD	Director	June 27, 2016
Arnold W. Donald

/s/ LINDA P. HUDSON	Director	June 19, 2016
Linda P. Hudson

/s/ MONICA C. LOZANO	Director	June 17, 2016
Monica C. Lozano

/s/ THOMAS J. MAY	Director	June 21, 2016
Thomas J. May

/s/ LIONEL L. NOWELL, III	Director	June 17, 2016
Lionel L. Nowell, III

/s/ THOMAS D. WOODS	Director	June 17, 2016
Thomas D. Woods

/s/ R. DAVID YOST	Director	June 20, 2016
R. David Yost